UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Delaware	1-13087	04-2473675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199

(Address of principal executive offices) (Zip code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

3,250,000 Shares of Common Stock

On March 31, 2006, Boston Properties, Inc. (the “Company”) entered into an Underwriting Agreement among the Company, Boston Properties Limited Partnership, Morgan Stanley & Co. Incorporated, as sole underwriter, and the selling stockholders and other parties named therein, relating to the sale by the selling stockholders of 3,250,000 shares of common stock of the Company, par value $.01 per share, to the underwriter at a price of $93.15 per share. The Company will not receive any proceeds from the sale of shares by the selling stockholders. The offering was made under the Company’s shelf registration statement on Form S-3 (File No. 333-132871) filed with the Securities and Exchange Commission on March 31, 2006 and by a prospectus supplement of the same date.

The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders have granted the underwriter the right to purchase up to an additional 487,500 shares solely to cover over-allotments, if any.

This description of the underwriting agreement is qualified in its entirety by the terms and conditions of the underwriting agreement, which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

$400,000,000 3.75% Exchangeable Senior Notes due 2036

On March 31, 2006, the Company’s operating partnership, Boston Properties Limited Partnership (the “Partnership”) entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, as sole underwriter, relating to the issuance and sale by the Partnership to the Underwriter of $400,000,000 aggregate principal amount of its 3.75% exchangeable senior notes due 2036 (plus up to an additional $60,000,000 principal amount available for purchase by the underwriter, solely to cover over-allotments). The notes will be senior unsecured obligations of the Partnership, which intends to use the net proceeds from the offering to repay a portion of its debt and for development opportunities, potential asset acquisitions and other future investment opportunities.

The notes were issued under the indenture dated as of December 13, 2002 between the Partnership and The Bank of New York Trust Company, N.A., as trustee, and a supplemental indenture dated April 6, 2006. The offering of the notes was made under the Partnership’s shelf registration statement on Form S-3 (File No. 333-107792) filed with the Securities and Exchange Commission on August 27, 2003 and by a prospectus supplement dated March 31, 2006.

The notes will be exchangeable into the common stock of Boston Properties, Inc., the Partnership’s general partner, at an initial exchange rate, subject to adjustment, of 8.9461 shares per $1,000 principal amount of notes (or an initial exchange price of approximately $111.78 per share of common stock) under the circumstances described in the prospectus supplement. Noteholders may require the Partnership to purchase the notes at par initially on May 18, 2013 and, after that date, the notes will be redeemable at par at the option of the Partnership under the circumstances described in the preliminary prospectus.

This description of the underwriting agreement is qualified in its entirety by the terms and conditions of the underwriting agreement, which is filed as Exhibit 1.2 hereto, and is incorporated herein by reference.

A copy of the Company’s press release, dated March 31, 2006, relating to the sale of the common stock by the selling stockholders and to the issuance and sale of the notes by the Partnership is attached hereto as Exhibit 99.1 and by this reference made a part hereof.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement dated March 31, 2006 among Boston Properties, Inc., Boston Properties Limited Partnership, Morgan Stanley & Co. Incorporated and the Selling Stockholders and other parties named therein.

1.2	Underwriting Agreement dated March 31, 2006 between Boston Properties Limited Partnership and Morgan Stanley & Co. Incorporated.

99.1	Press release dated March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: April 6, 2006

By:  /s/    Douglas T. Linde

        Douglas T. Linde

        Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated March 31, 2006 among Boston Properties, Inc., Boston Properties Limited Partnership, Morgan Stanley & Co. Incorporated and the Selling Stockholders and other parties named therein.

1.2	Underwriting Agreement dated March 31, 2006 between Boston Properties Limited Partnership and Morgan Stanley & Co. Incorporated.

99.1	Press release dated March 31, 2006.